[[EXHIBIT 23.2 TO COLONIAL ENERGY'S
             REGISTRATION STATEMENT ON FORM S-4]



     Consent of Independent Certified Public Accountants


     We have issued our reports dated January 13, 1997 accompanying the consolidated financial statements of Colonial Gas Company and subsidiaries appearing in the 1996
Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement.
We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption
"Experts".


                                   GRANT THORNTON LLP

Boston, Massachusetts
March 5, 1998

          [END OF EXHIBIT 23.2 TO COLONIAL ENERGY'S
             REGISTRATION STATEMENT ON FORM S-4]